Exhibit 99.1

US LEC ACHIEVES RECORD REVENUE OF $93.5 MILLION FOR FIRST QUARTER 2005

END CUSTOMER REVENUE INCREASES BY 6.0% OVER FOURTH QUARTER 2004

CHARLOTTE, NC (April 26, 2005) – Continuing to build on solid financial and operational results, US LEC Corp. (Nasdaq: CLEC), a leading telecommunications carrier providing integrated voice, data and Internet services to businesses and enterprise organizations throughout the Eastern United States, announced today results for the first quarter ended March 31, 2005. The first quarter was highlighted by:

•	Achieving total revenue of $93.5 million, an $8.3 million, or 10% increase over the first quarter of 2004

•	Reaching end-customer revenue of $79.1 million, an increase of over $12.3 million compared to the same period last year

•	Growing data revenue to $28.4 million, accounting for over 30% of total revenue

•	Achieving EBITDA of $11.9 million, compared to $11.3 million in the first quarter of 2004 and $11.0 million in the fourth quarter of 2004 (see definition and reconciliation of EBITDA to net cash flow from operations below)

•	Expanding service area to include Roanoke and Blacksburg, Virginia, and Baton Rouge, Louisiana

•	Reaching the 23,000 customer milestone

•	Expanding VoIP-enabled services to the Orlando, Atlanta and Washington D.C. markets

•	Completing the integration of StarNet

Revenue for the quarter ended March 31, 2005, increased 10% to $93.5 million, compared with $85.2 million for the quarter ended March 31, 2004, and revenue of $92.1 million for the fourth quarter ended December 31, 2004. The Company reported a net loss attributable to common stockholders of ($8.9) million, or ($0.29) per share, on 30.3 million average shares outstanding for the quarter ended March 31, 2005, compared with a net loss attributable to common stockholders of ($7.2) million, or ($0.24) per share, on 29.8 million average shares outstanding for the first quarter of last year. EBITDA for the first quarter of 2005 was $11.9 million compared with EBITDA of $11.3 million in the first quarter of 2004.

Commenting on the Company’s first quarter 2005 results, Aaron D. Cowell, president and chief executive officer of US LEC, said, “US LEC is off to a strong start in 2005. During the first quarter, we achieved end-customer revenue of $79.1 million, an increase of $4.3 million over the previous quarter. Notably, end-customer revenue accounted for 85% of US LEC’s total revenue in the first quarter. Our consistent growth in end-customer revenue reflects our solid customer acquisition and retention results and highlights our team’s ability to grow our business. On a per employee basis, the US LEC team proved once again that they are among the best in the industry by achieving $73,400 of end-customer revenue per employee - up from $64,800 per employee one year ago. EBITDA for the first quarter of 2005 increased to $11.9 million.”

US LEC Announces First Quarter 2005 Results

April 26, 2005

Cowell continued, “We are continuing to increase customer take rates as more and more businesses realize the benefit of our robust product portfolio and unsurpassed customer care value proposition. In particular, revenue from data services grew to $28.4 million, representing over 30% of total revenue in the first quarter of 2005. With over 23,000 customers in over 110 markets, and a consolidated penetration rate of our addressable target market of approximately 9%, we have achieved meaningful market share as we continue to successfully execute our business plan.”

“We also introduced VoIP-enabled service to three additional markets during the quarter and will continue to expand our coverage throughout 2005. We are excited about the growth opportunities that additional IP-enabled products present US LEC. These new services will build on an already strong value proposition that we provide our customers. We are pleased with the momentum in our business through the first quarter and will continue to leverage our success as we focus on our goal of achieving profitability,” concluded Cowell.

Conference Call Information

US LEC will hold a conference call to discuss this press release today, April 26, 2005, at 1:00 p.m. Eastern Time. A live broadcast of the conference call will be available online at www.uslec.com, and www.fulldisclosure.com. To listen to the live call, visit either web site at least fifteen minutes early to download, and install any necessary audio software. For those who cannot listen to the live broadcast, a telephone replay will be available shortly after the call through the close of business on April 29, 2005 and replay via webcast will be available through May 26, 2005.

About US LEC

Based in Charlotte, NC, US LEC is a leading telecommunications carrier providing integrated voice, data and Internet services to medium and large businesses and enterprise organizations throughout 15 Eastern states and the District of Columbia. US LEC services include local and long distance calling services, Voice over Internet Protocol (VoIP) service, advanced data services such as Frame Relay, Multi-Link Frame Relay and ATM, dedicated and dial-up Internet services, managed data solutions, data center services and Web hosting. US LEC also offers selected voice services in 27 additional states and provides enhanced data services, selected Internet services and MegaPOP® (local dial-up Internet access for ISPs) nationwide. For more information about US LEC, visit www.uslec.com.

Except for the historical information contained herein, this report contains forward-looking statements, subject to uncertainties and risks, including the demand for US LEC’s services, the ability of the Company to introduce additional products, the ability of the Company to successfully attract and retain personnel, competition in existing and potential additional markets, uncertainties regarding its dealings with ILECs and other telecommunications carriers and facilities providers, regulatory uncertainties, the possibility of adverse decisions related to reciprocal compensation and access charges owing to the Company, as well as the Company’s ability to begin operations in additional markets. These and other applicable risks are summarized in the “Caution Regarding Forward-Looking Statements” and in Exhibit 99.1 “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the period ended December 31, 2004, and in subsequent reports, which are on file with the Securities and Exchange Commission.

US LEC is a registered service mark of US LEC Corp. US LEC and Design (R) is a registered service mark and trademark of US LEC Corp. StarNet(TM), Fastnet (SM) and MegaPOP(R) are service marks of US LEC Corp.

-end-

US LEC Announces First Quarter 2005 Results

April 26, 2005

US LEC Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(Unaudited)

	Three months ended March 31,
	2005	2004
Revenue	$93,516	$85,186
Network Expenses (excluding depreciation and amortization shown below)	45,784	41,450
Depreciation and Amortization	12,931	12,485
Selling, General and Administrative Expenses	35,868	32,416

Loss from Operations	(1,067)	(1,165)

Net Interest Expense	3,712	2,152

Net Loss	(4,779)	(3,317)

Preferred Stock Dividends	(3,974)	(3,744)
Preferred Stock Accretion of Issuance Costs	(152)	(143)

Net Loss Attributable to Common Stockholders	$(8,905)	$(7,204)

Net Loss Attributable to Common Stockholders Per Common Share
Basic and Diluted	$(0.29)	$(0.24)

Weighted Average Number of Shares Outstanding
Basic and Diluted	30,255	29,751

EBITDA consists of earnings (loss) before interest income and expense, income taxes, depreciation and amortization. EBITDA as used by the Company may be different than similarly used measures by other companies and is not a measure of financial performance under GAAP. Management believes EBITDA is a useful measure of the Company’s liquidity and is used by investors and analysts to evaluate companies in our industry. EBITDA is reconciled to net cash provided by operating activities as follows:

	Three months ended March 31,
	2005	2004
Loss from Operations	$(1,067)	$(1,165)
Depreciation and Amortization	12,931	12,485

EBITDA	11,864	11,320

Changes in Working Capital	(2,070)	(2,169)
Net Interest Expense	(3,712)	(2,152)
Miscellaneous Other	(124)	(125)

Net Cash Provided by Operating Activities	$5,958	$6,874

US LEC Announces First Quarter 2005 Results

April 26, 2005

US LEC Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands, Except Per Share Data)

(Unaudited)

	March 31, 2005	December 31, 2004
Assets

Cash and cash equivalents	$43,860	$48,232
Restricted cash	169	169
Accounts receivable, net	64,422	60,745
Property and equipment, net	151,812	158,617
Deferred income taxes	1,527	1,507
Other assets	27,313	29,041

Total Assets	$289,103	$298,311

Liabilities and Stockholders’ Deficiency

Accounts payable	$15,971	$21,466
Notes Payable	—	980
Deferred revenue	13,522	13,573
Accrued network costs	29,725	28,730
Accrued expenses	27,934	26,913
Deferred income taxes	1,527	1,507
Long-term debt	149,325	149,288

Total Liabilities	238,004	242,457

Series A Redeemable Convertible Preferred Stock	265,284	261,158

STOCKHOLDERS’ DEFICIENCY
Common Stock - Class A	303	303
Additional paid-in capital	92,392	92,368
Accumulated Deficit	(306,880)	(297,975)

Total Stockholders’ Deficiency	(214,185)	(205,304)

Total Liabilities, Convertible Preferred Stock and Stockholders’ Deficiency	$289,103	$298,311

US LEC Announces First Quarter 2005 Results

April 26, 2005

US LEC Corp. and Subsidiaries

Quarterly Statistical Highlights

(Unaudited)

	March 31, 2005	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004
Revenue (in 000s):
Total revenue	$93,516	$92,100	$87,262	$91,633	$85,186
End-customer revenue (1)	$79,119	$74,816	$72,953	$69,425	$66,807
Data revenue	$28,391	$26,062	$23,449	$22,132	$20,596

Customers:
Total Customers	38,071	38,273	36,672	36,045	35,951
Business Class Customers	23,420	22,324	20,631	19,397	18,244
Business Class Customers Purchasing Data Services	14,007	13,294	12,048	11,037	10,283
Shared Hosting/Dial Up Customers	14,651	15,949	16,041	16,648	17,707

Active Channels (2):
Voice	439,032	426,422	404,169	381,905	358,338
Data	327,153	303,802	284,830	273,009	257,186

Total active channels	766,185	730,224	688,999	654,914	615,524

Statistical Data:
Central Offices	27	27	27	27	27
Number of employees	1,078	1,065	1,034	1,054	1,030
Number of sales and sales support employees	471	460	451	458	438

(1)	Includes local, long distance and data revenue from end-customers.
(2)	Shared hosting and Dial-Up Internet Access are not included in Active Channels.